EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN DAYTON, OHIO

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – August 28, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 108th Cheesecake Factory restaurant at the Greene Town Center in Beavercreek, Ohio on August 24, 2006.  The restaurant contains approximately 9,400 square feet and 300 seats.

About The Cheesecake Factory Incorporated

          The Cheesecake Factory Incorporated operates 108 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100